Exhibit 10.22

ADDENDUM Dated March 3, 2008 TO CONSULTING AGREEMENT

BETWEEN

FAWARD CONSULTING CORP./EDWARD FOSTER (“Faward”)

and

IDENTICA HOLDINGS CORPORATION (the “Company”)

WHEREAS the existing Consulting Agreement executed on or about May 1st, 2005 continues in full force and effect until April 30, 2008; and

WHEREAS the Company and Faward desire to extend the existing Agreement a minimum of one additional year of service to April 30th, 2009;

NOW THEREFORE it as agreed as follows:

The Agreement is hereby extended for one (1) year until April 30, 2009 with the following terms and conditions: (Paragraph #’s corresponding to the original agreement’s paragraphs are included for reference).

A)

All terms and conditions including, but not limited to, 1) Engagement and Responsibilities, 2) Definitions,   3)  Compensation and Benefits, 6) Covenant Not To Solicit, 7) Confidentiality, and 8) Miscellaneous, remain the same as though fully set forth herein.

B)

4) Term of Engagement is extended to April 30, 2009, 5) Severance Compensation is extended to the lesser of one year or the period remaining from Date of Termination to April 30th, 2009.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.

IDENTICA HOLDINGS CORPORATION

By:

The Board of Directors

/s/ Terry Wheeler

________________________

Terry Wheeler, President

Date

FAWARD CONSULTING CORP.

By:

/s/ Edward A. Foster

________________________

Edward A. Foster, President

Date